LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING OBLIGATIONS

Know all by these present, that the undersigned hereby makes, constitutes and appoints Michael Mano
and Nancy Smith, signing singly and each acting individually, as the undersigned's true and lawful
attorney in fact with full power and authority as hereinafter described to:
(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or
a director of Karyopharm Therapeutics Inc. (the "Company"), Forms 3, 4, and 5
(including any
amendments thereto) in accordance with Section 16(a) of the Securities Exchange
Act of 1934 and the
rules thereunder (the "Exchange Act");
(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or
desirable to prepare, complete and execute any such Form 3, 4, or 5, prepare, complete and execute
any amendment or amendments thereto, and timely deliver and file such form with the United States
Securities and Exchange Commission (the "SEC") and any stock exchange or similar authority, including
without limitation the filing of a Form ID or any other application materials to enable the undersigned to
gain or maintain access to the Electronic Data Gathering, Analysis and Retrieval
system of the SEC;
(3) seek or obtain, as the undersigned's representative and on the undersigned's behalf,
information regarding transactions in the Company's securities from any third party, including brokers,
employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such
third party to release any such information to the herein appointed attorneys in fact and approves and
ratifies any such release of information; and
(4) take any other action of any type whatsoever in connection with the foregoing which, in the
opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the
undersigned, it being understood that the documents executed by such attorney in fact on behalf of the
undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and
conditions as such attorney in fact may approve in such attorney in fact's discretion.
The undersigned hereby grants to each such attorney in fact full power and authority to do and perform
any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any
of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or
could do if personally present, with full power of substitution or revocation, hereby ratifying and
confirming all that such attorney in fact, or such attorney in fact's substitute or substitutes, shall lawfully
do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing attorneys in fact, in serving in such capacity at the
request of the undersigned, are not assuming nor relieving, nor is the Company assuming nor relieving,
any of the undersigned's responsibilities to comply with Section 16 of the
Exchange Act.  The
undersigned acknowledges that neither the Company nor the foregoing attorneys in fact assume (i) any
liability for the undersigned's responsibility to comply with the requirement of the Exchange Act, (ii) any
liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or
liability of the undersigned for profit disgorgement under Section 16(b) of the
Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to
file Forms 3, 4, and 5 with the SEC with respect to the undersigned's holdings of and transactions in
securities issued by the Company, unless earlier revoked by the undersigned in a signed writing
delivered to the foregoing attorneys in fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 2nd
day of December, 2021.

/s/ Peter K Honig
_______________________________
Peter K Honig